                   DATED          THIS DAY OF         1999





                                     BETWEEN


                      1.       VIKAY INDUSTRIAL LTD
                               ------------------------
                               (In Judicial Management)

                      2.       VIKAY INDUSTRIAL (HONG KONG) LTD
                               --------------------------------
                                     (as "Vendors")


                                         AND


                            INTERNATIONAL DISPLAYWORKS. INC.

                                   (as "Purchaser")






--------------------------------------------------------------------------------


                           SALE AND PURCHASE AGREEMENT
                                   relating to

                          A.  VIKAY SCIENCE & TECHNOLOGY
                              DEVELOPMENT (SHENZHEN) CO LTD

                          B.  MULCD MICROELECTRONICS
                              (SHENZHEN) CO LTD


--------------------------------------------------------------------------------



                                  RAJAH & TANN
                                    SINGAPORE


                                 C O N T E N T S


CLAUSE                  HEADING                                                   PAGE
------                  -------                                                   ----
========================================================================================

1.       DEFINITIONS...................................................................2


2.       DEPOSIT.......................................................................4


3.       SALE OF EQUITY INTERESTS......................................................4


4.       CONDITIONS PRECEDENT..........................................................5


5.       COMPLETION....................................................................6


6.       MANAGEMENT OF PRC COMPANIES...................................................7


7.       ASSETS, RECEIVABLES AND LIABILITIES..........................................10


8.       REPRESENTATIONS AND WARRANTIES...............................................11


9.       SEPARATE TRANSFER AGREEMENT..................................................13


10.      OWN EVALUATION...............................................................13


11.      CONFIDENTIALITY..............................................................13


12.      RELEASE AND INDULGENCE.......................................................13


13.      CONTINUING EFFECT OF AGREEMENT...............................................14


14.      SUCCESSORS AND ASSIGNS.......................................................14


15.      JUDICIAL MANAGERS............................................................14


16.      TIME OF ESSENCE..............................................................14


17.      COSTS AND EXPENSES...........................................................15


18.      NOTICES......................................................................15


19.      PARTIAL INVALIDITY...........................................................15


20.      GOVERNING LAW................................................................15


CLAUSE                  HEADING                                                   PAGE
------                  -------                                                   ----
========================================================================================

21.      ENTIRE AGREEMENT.............................................................15


22.      COUNTERPARTS.................................................................15


SCHEDULE 1-1..........................................................................16


SCHEDULE 1-2..........................................................................17


SCHEDULE 1-3..........................................................................18


SCHEDULE 2-1..........................................................................19


SCHEDULE 2-2..........................................................................20


SCHEDULE 2-3..........................................................................21

                THIS AGREEMENT is made on         day of                   1999


                BETWEEN:-

(1) VIKAY INDUSTRIAL LTD (In Judicial Management) care of 16 Raffles Quay, #22-00 Hong Leong Building Singapore 048581, facsimile no: (65) 221 7204 Attention: Mr Tham Sai Choy ("VKS");

(2) VIKAY INDUSTRIAL (HONG KONG) care of 16 Raffles Quay, #22-00 Hong Leong Building Singapore 048581, facsimile no: (65) 221 7204 Attention: Mr Tham Sai Choy ("VKHK");

                AND

(3) INTERNATIONAL DISPLAYWORKS. INC., a company incorporated in the State of Delaware, United States of America and having its place of business at 2424 Professional Drive, Suite A, Roseville, CA 95661, facsimile no: (916) 782 4455 Attention: Anthony Genovese for and on behalf of INTERNATIONAL DISPLAYWORKS (HONG KONG) LTD., a Hong Kong company to be formed prior to the Completion Date (the "PURCHASER").


                WHEREAS:-


(A) VKS is a company limited by shares incorporated in Singapore and has at the date of this Agreement an authorised share capital of S$87,500,000 consisting of 350,000,000 ordinary shares of S$0.25 each, of which 170,802,000 of the said ordinary shares have been issued, are fully paid-up and are listed on the Stock Exchange of Singapore Dealing and Automated Quotation System. The Vendor has been placed under judicial management pursuant to an order of court made 6 December 1997, which order of court has been extended to 31 July 2000.

(B) VKHK is a company limited by shares incorporated in Hong Kong and is, at the date of this Agreement, a wholly-owned subsidiary of VKS.

(C)             Vikay Science & Technology Development (Shenzhen) Co., Ltd.
("VKSTD") is a wholly foreign-owned enterprise established in the People's Republic of China with a total investment of US$8,000,000 and a registered capital of US$6,000,000. VKS has contributed US$6,000,000 to the registered capital of VKSTD, representing 100% of the equity interest in VKSTD, and is in the process of injecting further assets into VKSTD thereby increasing the total investment amount and registered capital of VKSTD.

(D) MULCD Microelectronics (Shenzhen) Co., Ltd. ("MULCD") is a wholly foreign-owned enterprise established in the People's Republic of China with a total investment of US$15,000,000 and a registered capital of US$6,000,000. VKHK has contributed US$6,000,000 to the registered capital of MULCD, representing 100% of the equity interest in MULCD, and is in the process of injecting further assets into MULCD thereby increasing the total investment amount and registered capital of MULCD.

(E) At a creditors' meeting held under section 227M of the Companies Act, Singapore on 5 May 1999, the creditors of VKS approved a Statement of Proposal which included, inter alia, the proposed sale of the equity interests in each of VKSTD and MULCD.

(F) Pursuant to the aforesaid approval, both VKS and VKHK have agreed to sell to the Purchaser their respective equity interests (including the increased equities after the aforesaid asset injection) in VKSTD and MULCD, and the Purchaser has agreed to purchase such equity interests from each of VKS and VKHK respectively upon the terms and subject to the conditions of this Agreement.

                NOW IT IS HEREBY AGREED as follows:-

1.              DEFINITIONS

1.1 In this Agreement (including the recitals), unless the context otherwise requires, the following words or expressions shall have the following meanings respectively:

"BUSINESS DAY" means a day (other than a Saturday, Sunday or public holiday in Singapore) on which commercial banks are open for business in Singapore;

"COMPLETION" means the completion of the sale and purchase of the Equity Interests;

"COMPLETION DATE" means the date falling ninety (90) days from the date of this Agreement (or such other date as the Parties may agree in writing);

"CONFIDENTIALITY INFORMATION" means the information and data identified or defined as confidential information in the Confidentiality Undertaking, including those referred to in Clause 11.2;

"CONFIDENTIALITY UNDERTAKING" means the confidentiality undertaking dated 11 June 1998 executed by the Purchaser in favour of the Vendors;

"EFFECTIVE DATE" means:-

(i) where the Purchaser is permitted to manage the PRC Companies pursuant to Clause 6, 31 July 1999 (or such other date as the Parties may agree in writing); or

(ii)     in any other case, the Completion Date;

"EQUITY INTERESTS" means the VKSTD Equity Interest and the MULCD Equity Interest, which include (i) the assets listed in Schedule 1 hereto and all other assets legally owned by either VKSTD or MULCD (excluding the Excluded Assets), including, but not limited to VKSTD Inventory and MULCD Inventory; and (ii) the Property;

"EXCLUDED ASSETS" means the assets set out in Schedule 2 herein, which are in the possession or held to the order of the PRC Companies, and shall also include such other assets (if any) falling into the possession of the PRC Companies during the period between the date of signing of this Agreement and the Effective Date, but do not belong to any of the PRC Companies;

"JUDICIAL MANAGERS" means the judicial managers of VKS appointed pursuant to the order of court made on 6 December 1997 and such other judicial managers or officers of VKS as may be appointed pursuant to an order of court in addition to or replacement or substitution of the Judicial Managers;

"MANAGEMENT PERIOD" means the period beginning from 1 August 1999 (or such other date as the Parties may agree in writing) and ending on the earlier of the following dates (or such other dates as the Parties may agree in writing):-

(i)      the Completion Date, subject to Completion taking place on that date;
         or

(ii)     the date of termination of this Agreement;

"MULCD ASSETS" means the assets of MULCD set out in Schedule 1 herein;

"MULCD EQUITY INTEREST" means the one hundred per cent (100%) investment in the registered capital of MULCD held by VKHK on Completion Date, together with all rights, interests and benefits of VKHK in connection therewith;

"MULCD INVENTORY" means all goods and products (whether finished, partially finished or otherwise), raw materials, work in progress and stock in trade of MULCD;

"MULCD LIABILITIES" means, in respect of any period, all indebtedness, payment obligations and liabilities (whether contingent or otherwise) incurred by MULCD during that period;

"MULCD RECEIVABLES" means, in respect of any period, all cash, deposits, receivables and book debts of MULCD accruing during that period;

"PARTIES" means VKS, VKHK and the Purchaser and "PARTY" means each or any one of them;

"PRC" means the People's Republic of China;

"PRC COMPANIES" means VKSTD and MULCD and "PRC COMPANY" means each or any of them;

"PRICE" means SINGAPORE DOLLARS EIGHTEEN MILLION TWO HUNDRED THOUSAND (S$18,200,000.00), being the purchase consideration for the Equity Interests, payable to the Judicial Managers as set out in Clause 5 herein subject to the adjustments under Clause 3.4;

"PRICE ADJUSTMENT" means the aggregate total of all amounts to be adjusted pursuant to Clause 3.3;

"PROPERTY" means the piece of land located at Heng Gang Vikay Science Park, Heng Gang Industrial Estate, Long Gang Zone, Shenzhen, PRC with an estimated land area of 17,901.1 square metres, and shall where the context so admits include the buildings erected thereon;

"RENMINBI" or "RMB" means the lawful currency of the People's Republic of China;

"SCOFTEC" means the Shenzhen Commission of Foreign Trade and Economic
Cooperation;

"SHA WAN CUSTOMS" means the customs authority in Sha Wan;

"SINGAPORE DOLLARS" or "S$" means the lawful currency of the Republic of Singapore;

"SLAB" means the Shenzhen Land Administration Bureau;

"UNITED STATES DOLLARS" or "US$" means the lawful currency of the United States of America;

"VEC" means Vikay Electronics Company;

"VENDORS" means VKS and VKHK;

"VKSTD ASSETS" means the assets of VKSTD set out in Schedule 1 herein;

"VKSTD EQUITY INTEREST" means the one hundred per cent (100%) investment in the registered capital of VKSTD held by VKS on Completion Date, together with all rights, interests and benefits of VKS in connection therewith;

"VKSTD INVENTORY" means all goods and products (whether finished, partially finished or otherwise), raw materials, work in progress and stock in trade of VKSTD;

"VKSTD LIABILITIES" means, in respect of any period, all indebtedness, payment obligations and liabilities (whether contingent or otherwise) incurred by VKSTD during that period;

"VKSTD RECEIVABLES" means, in respect of any period, all cash, deposits, receivables and book debts of VKSTD accruing during that period; and

"XEC" means Xinhui Electronics Company.

1.2 Except to the extent that the context requires otherwise, any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement.

1.3 The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words (including words defined in this Agreement) denoting the singular number only shall include the plural and vice versa. References to Clauses in this Agreement are to be construed as references to clauses of this Agreement.

1.4 In the event any translation of this Agreement into Chinese or any other language is required for the purpose of any approval, registration, filing, legal proceedings or any other purpose whatsoever, that translation shall be ignored in constructing this Agreement and in the event of any inconsistency between this Agreement and any such translation, this Agreement shall prevail.

2.              DEPOSIT

                The Purchaser shall, on the signing of this Agreement pay the Vendors the sum of United States Dollars One Million (US$1,000,000.00) by way of a cashier's order in favour of the Judicial Managers or telegraphic transfer (with a value date not later than two (2) Business Days after the date of this Agreement) to a bank account specified by the Judicial Managers as a deposit (the "DEPOSIT") for the purchase of the Equity Interests, which sum shall be placed in an interest-bearing account as determined by the Judicial Managers. The Deposit together with interest accrued thereon shall be applied towards payment of the Price on Completion or utilised for such other purposes in accordance with the terms of this Agreement.

3.              SALE OF EQUITY INTERESTS

3.1             Subject to the terms and conditions of this Agreement:-

                (a) VKS shall sell and the Purchaser shall purchase the VKSTD Equity Interest (excluding the Excluded Assets); and

                (b) VKHK shall sell and the Purchaser shall purchase the MULCD Equity Interest (excluding the Excluded Assets).

3.2             The Parties acknowledge and agree that the Price comprises:

                (a)        the agreed value of VKSTD Assets and MULCD Assets;

                (b) the agreed value of VKSTD Inventory and MULCD Inventory, subject to Clauses 3.3 and 7 below; and

                (c)        the agreed value of the Property, subject to Clause
                           3.4 below,

                but excludes INTER ALIA all VKSTD Liabilities, VKSTD Receivables, MULCD Liabilities, MULCD Receivables and Excluded Assets as at the Effective Date, which shall be dealt with by the Parties in accordance with Clause 7.

3.3 In the event that the inventory levels of VKSTD Inventory and MULCD Inventory as at the Effective Date are at variance with those set out in Schedule 1 herein, the Parties hereby agree to adjust the Price as follows to take into consideration the aforesaid difference in inventory levels:-

           A   =   B   x   D%   x   Q

                whereby:-

                "A" is the amount to be adjusted for each inventory item;

                "B" is the gross value of that inventory item as set out in
                 Schedule 1 herein;

                "D" is the discount to be given by the Vendors to the Purchaser or the Purchasers to the Vendors (as the case may be) for the adjustment of the inventory, which is agreed by the Parties to be fifty per cent (50%).

                "Q" is the quantity of an inventory item as at the Effective Date less the quantity of that inventory item as set out in
                Schedule 1.

3.4 The agreed value of the Property does not include the land premium payable by VKSTD to SLAB for the grant of the land use rights in respect of the Property and the Purchaser shall bear such land premium imposed by SLAB by increasing the Price payable to the Vendors on Completion by the same amount or by such other methods as may be agreed between the Parties.

3.5 All toolings, drawings, process specifications and such other items owned by the customers of the PRC Companies and which are in the custody or possession of the PRC Companies or the Vendors on the Effective Date shall, subject to the customers instructing otherwise, be retained in the PRC Companies and the Purchaser shall be responsible for and be accountable to the respective customers for such toolings, drawings, specifications and items with effect from the Effective Date provided always that the Vendors shall not be obliged to hand over or account for any of the aforesaid tooling, drawings, process specifications and items to the Purchaser and/or the PRC Companies if they comprise part of the business assets sold to Lantech (M) Sdn. Bhd. under the Sale and Purchase Agreement dated 24 March 1999 ("Lantech Agreement") or if such act would result in the Vendors being in breach of the provisions under the Lantech Agreement.

4.              CONDITIONS PRECEDENT

4.1 The Parties agree that the sale and purchase of the Equity Interests is subject to the following conditions precedent:-

4.1.1 this Agreement and the transactions contemplated herein being approved or sanctioned by the courts of Singapore;

4.1.2 the transfer of VKSTD Equity Interest from VKS to the Purchaser and the transfer of MULCD Equity Interest from VKHK to the Purchaser being approved by SCOFTEC and/or such other relevant government body or regulatory authority in the PRC in accordance with the relevant PRC laws and regulations;

4.1.3 VKSTD obtaining a grant of the land use rights of the Property from the SLAB;

4.1.4 the transfer of the assets of VEC and XEC to VKSTD and MULCD being approved by the Sha Wan Customs and/or such other relevant government body or regulatory authority in the PRC in accordance with the relevant PRC laws and regulations; and

4.1.5 the increase in the total investment amount and registered capital of VKSTD and MULCD being approved by SCOFTEC and/or such other relevant government body or regulatory authority in the PRC in accordance with the relevant PRC laws and regulations.

4.2 The Purchaser undertakes to furnish all necessary information and documents and do all such acts and things as may be required by the Vendors in procuring the approvals or sanction set out in Clause 4.1 above.

4.3 If the condition precedent under Clause 4.1.1 above is not satisfied by Completion Date, this Agreement shall ipso facto cease and be determined and the Vendors shall within seven (7) Business Days thereafter refund the Deposit together with all interest accrued thereon to the Purchaser (subject to such deductions that the Vendors may make in accordance with Clauses 6 and 7) and thereafter, neither Party shall have any claim against the others for costs, damages, compensation or otherwise save for those expressly provided herein.

5.              COMPLETION

5.1 Subject to the satisfaction of the conditions precedent contained in Clause 4.1, Completion shall take place on Completion Date at the Singapore office of the Judicial Managers (or at such other place as the Parties may mutually agree in writing).

5.2             On Completion Date,

5.2.1 the Purchaser shall pay to the Judicial Managers the difference between:-

                (a) the Price (after taking into account the Price Adjustment and any adjustment to the Price pursuant to Clause 3.4); and

                (b) the aggregate total of the Deposit and all interest accrued thereon (which amount shall be converted from the currency of the Deposit to the currency of the Price based on such exchange rate to be agreed between the Parties two (2) Business Days prior to the Completion Date and failing such agreement, it shall be the United States Dollars buying rate quoted by Keppel TatLee Bank in Singapore two (2) Business Days prior to the Completion Date); and

                by way of a cashier's order in favour of the Judicial Managers or telegraphic transfer (with a value date not later than the Completion Date) to such account of the Judicial Managers as they may notify in writing to the Purchaser at least two (2) Business Days prior to the Completion Date;

5.2.2 in addition to the amount set forth in Clause 5.2.1, the Purchaser shall (where applicable) pay to the Judicial Managers a further sum equal to the Cash Balance referred to in Clause
                6.1.5 in the same currency or such other currency as the Parties may agree in writing (and if necessary, such amount shall be converted from Renminbi to Singapore Dollars (or such other currency to be agreed between the Parties) based on such exchange rate to be agreed between the Parties two (2) Business Days prior to the Completion Date and failing such agreement, it shall be the official rate quoted by State Administration of Foreign Exchange in PRC two (2) Business Days prior to the Completion Date) by way of a cashier's order in favour of the Judicial Managers or telegraphic transfer (with a value date not later than the Completion Date) to such account of the Judicial Managers as they may notify in writing to the Purchaser at least two (2) Business Days prior to the Completion Date;

5.2.3 the Vendors shall, against payment by the Purchaser as referred to in Clauses 5.2.1 and 5.2.2 above, deliver to the Purchaser the following:-

                (a) an investment certificate in respect of VKSTD Equity Interest, duly issued by VKSTD in favour of the Purchaser;

                (b) an investment certificate in respect of MULCD Equity Interest, duly issued by MULCD in favour of the Purchaser;

                (c) the approvals (or certified copies thereof) referred to in Clauses 4.1.2 and 4.1.5; and

                (d) the duly executed Sale and Purchase Agreement in respect of the Property with SLAB.

5.3 If any of the provisions of Clause 5.2 are not complied with on Completion Date, the Party not in default may (without prejudice to its other rights and remedies) elect to:-

5.3.1 defer Completion to a date not later than seven (7) days after the Completion Date (so that the provisions of this Clause 5 shall apply to Completion as so deferred); or

5.3.2           rescind this Agreement,

and shall forthwith inform the defaulting Party of its decision in writing.

5.4 In the event that the Purchaser fails to comply with its payment obligation under Clause 5.2.1 above and the Vendors elect to rescind the Agreement, the Vendors shall (in addition to and without prejudice to all other rights and remedies available to it) be entitled to forfeit the Deposit together with all interests accrued thereon and thereafter, this Agreement shall ipso facto cease and be determined and thereafter, neither Party shall have any claim against the others for costs, damages, compensation or otherwise, save for those expressly provided herein.

5.5 In the event that the Vendors fail to deliver the documents under Clause 5.2.2 above and the Purchaser elects to rescind the Agreement, the Vendors shall, within seven (7) Business Days of their receipt of the Purchaser's notice under Clause 5.3, refund the Deposit together with all interests accrued thereon to the Purchaser (subject to such deductions that the Vendors may make in accordance with Clauses 6 and 7) and thereafter, neither Party shall have any claim against the others for costs, damages, compensation or otherwise, save for those expressly provided herein.

5.6 Upon the termination of this Agreement (for any reason whatsoever), if the approval under Clause 4.1.2 has been obtained, the Purchaser shall, in addition, sign all necessary documents and do all such acts and things as may be required by the Vendors to reverse the transaction so that the Vendors remain the legal and beneficial owner of the VKSTD Equity Interest and MULCD Equity Interest respectively.

6.              MANAGEMENT OF PRC COMPANIES

6.1 Pending Completion, the Vendors shall, at the Purchaser's request, permit the Purchaser to manage and operate the PRC Companies during the Management Period subject to the following terms and conditions:-

6.1.1 the Purchaser shall be entitled to the profits but shall also bear the losses of the PRC Companies accrued during the Management Period. For the purpose of this provision:-

                (a) the term "profits" shall be construed as the net operating income of the PRC Companies after interest, tax and (subject to sub-paragraph (b) below) depreciation expenses;

                (b) the Parties agree that a fixed depreciation sum of Singapore Dollars Ninety-Five Thousand (S$95,000.00) per month shall be taken into account for the computation of the "profits" of the PRC Companies for the purpose of this provision provided that if the PRC Companies are deemed to have suffered losses after such computation, the Purchaser need not bear such losses if they are less than the aggregate total of the aforesaid depreciation sum during such period. The conversion from Renminbi to Singapore Dollars (or vice versa) shall be based on such exchange rate to be agreed between the Parties and failing such agreement, it shall be the official rate quoted by State Administration of Foreign Exchange in PRC on the date of computation of "profits"; and

(c) the Parties agree that the amortisation of balances prior to the Effective Date shall be excluded from the computation of "profits" hereunder;

6.1.2 during the Management Period, the Purchaser shall consult with the Judicial Managers and seek their consent (which consent shall not be unreasonably withheld) prior to implementing any of the matters referred to below:-

                (a) the appointment, renewal of tenure of or dismissal of any managers and employees in each of the PRC Companies, provided always that such appointment, renewal and/or dismissal shall comply with the applicable law, the articles of association of the relevant PRC Company and the terms of any employment agreement between the relevant PRC Company and the manager or employee;

                (b) any change of use of the premises and the facilities and/or use of intellectual property rights, goodwill, licences, permits, computer data, confidential information, trade secrets, know-how, price lists, suppliers, contractors and customers list of the PRC Companies otherwise than in the ordinary course of business and for the benefit of the PRC Companies;

                (c) the acquisition and/or disposal of any asset of the PRC Companies;

                (d) the termination of any inter-company contracts and arrangements; and

                (e) the incurring of any indebtedness or liabilities by the PRC Companies other than in the ordinary course of business;

6.1.3           during the Management Period, the Purchaser shall undertake to:-

                (a) perform and execute all transactions dealings acts and things as may be necessary or expedient for managing and operating the PRC Companies;

                (b) faithfully and diligently manage, operate, supervise and run the PRC Companies in an efficient and proper manner with prudent management practices;

                (c) obey all resolutions and directions consistent with the terms of this Agreement as may, from time to time, be made by the Judicial Managers;

                (d) provide the Judicial Managers with such periodic reports as may be requested from time to time by the Judicial Managers in respect of the management, supervision and operation of the PRC Companies and consult the Judicial Managers on and keep the Judicial Managers informed of all significant matters relating to the PRC Companies;

                (e) second such members of its own staff to the PRC Companies to manage and operate the PRC Companies, where necessary, at its own cost and expenses;

                (f) ensure that all machineries, equipment, properties and assets of the PRC Companies are maintained in proper working order and condition (fair, wear and tear excepted) or in the same condition as received by the Purchaser on the Effective Date;

6.1.4 during the Management Period, the Purchaser shall not and shall procure that the PRC Companies do not:-

                (a) sell, transfer, lease, grant licences over, alienate or otherwise assign, deal with or dispose of all or any part of the PRC Companies' business, the Property, the VKTSD Assets or the MULCD Assets or any part thereof;

                (b) create or attempt or agree to create or permit to arise or subsist any encumbrance whatsoever on the Property, the VKSTD Assets or the MULCD Assets or any part thereof;

                (c) engage in any activities other than those permitted under the respective articles of associations and business licences of the PRC Companies; and

6.1.5 any cash, including bank account balances, owned by the PRC Companies on the Effective Date ("Cash Balance") shall remain in the possession and control of the PRC Companies during the Management Period and may be utilised by the Purchaser as working capital for the PRC Companies provided that such Cash Balance shall not exceed United States Dollars Three Hundred Thousand (US$300,000.00) and that the Purchaser shall account to and pay to the Judicial Managers the full Cash Balance on the Completion Date in accordance with Clause 5.2.2 or Clause 6.4.2 (as the case may be);

6.2 The Vendors shall be entitled forthwith to terminate the management arrangement under Clause 6.1 by written notice to the Purchaser if:-

6.2.1 the Purchaser commits any material breach of any of the provisions under Clause 6.1 and, in the case of a breach capable of remedy, fails to remedy the same within fourteen (14) days after receipt of a written notice requiring it to be remedied; or

6.2.2           the Purchaser goes into liquidation; or

6.2.3 a provisional liquidator, judicial manager, receiver or manager is appointed in respect of the whole of the undertaking, property or assets or any part thereof of the Purchaser; or

6.2.4 the Purchaser makes any voluntary arrangement with its creditors or becomes subject to an administration order; or

6.2.5 anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to the Purchaser.

6.3 For the purpose of Clause 6.2.1, a breach shall be considered capable of remedy if the Purchaser can comply with the provision in question in all respects other than as to the time of performance. The rights to terminate the management arrangement given by Clause 6.2 shall be without prejudice to any other right or remedy of the Vendors in respect of the breach concerned (if any) or any other breach.

6.4 In the event that the management arrangement under Clause 6.1 is terminated pursuant to Clause 6.2 herein or this Agreement is terminated pursuant to Clause 4.3, Clause 5.4 or Clause 5.5:-

6.4.1 the Purchaser shall immediately cease to manage and operate the PRC Companies and shall hand over the management and operation of the PRC Companies to the Vendors;

6.4.2 the Purchaser shall within thirty (30) calendar days thereof account to the Vendors:-

                (a) the profits and losses of the PRC Companies accrued during the Management Period and shall forthwith where applicable indemnify the Vendors against all such losses, including without limitation all VKSTD Liabilities and MULCD Liabilities incurred by the PRC Companies during the Management Period;

                (b) the VKSTD Inventory and MULCD Inventory depleted by the PRC Companies during the Management Period and shall forthwith where applicable indemnify the Vendors in accordance with the formula set out in Clause 3.3 (except that "Q" shall then refer to the quantity of inventory item depleted during the Management Period);

                (c) the Cash Balance referred to in Clause 6.1.5 and forthwith pay to the Judicial Managers a sum equivalent to the full Cash Balance in the same currency or such other currency as the Parties may agree in writing (and if necessary, such amount shall be converted from Renminbi to Singapore Dollars (or such other currency as may be agreed between the Parties) based on such exchange rate to be agreed between the Parties two (2) Business Days prior to the date of payment and failing such agreement, it shall be the official rate quoted by State Administration of Foreign Exchange in PRC two (2) Business Days prior to the payment date); and

                (d) all toolings, drawings, process specifications and such other items owned by the customers of the PRC Companies and which are in the custody or possession of the PRC Companies during the Management Period and shall indemnify the Vendors against all losses and damages in relation thereto.

6.4.3 subject to the full payment by the Purchaser of all such sums arising under Clause 6.4.2 and compliance by the Purchaser of the terms and conditions in this Agreement, the Vendors shall pay the Purchaser the balance of any VKSTD Receivables and MULCD Receivables that accrued during the Management Period as and when payment is received from the debtors.

6.5 The Purchaser further undertakes to indemnify the Vendors against all liabilities, losses, damages, actions, claims, demands, proceedings, costs and expenses (including legal costs on a full indemnity basis) as may be suffered or incurred by any of them in relation to its management and operation of the PRC Companies pursuant to Clause 6.1 above.

6.6 Notwithstanding anything to the contrary provided herein, neither of the Parties shall represent itself as the agent or legal representative of the other Party for any purpose whatsoever or shall have any right to create or assume any obligations of any kind (express or implied) for and on behalf of the other Party in any way whatsoever and nothing in this Agreement shall be deemed to constitute a partnership between the Parties for any purpose.

7.              ASSETS, RECEIVABLES AND LIABILITIES

7.1             The Parties agree that:-

7.1.1 the assets and liabilities of the PRC Companies (save for the VKSTD Assets, VKSTD Inventory, MULCD Assets, MULCD Inventory and Property) shall be apportioned as at the Effective Date such that:-

                (a) VKS shall be entitled to the VKSTD Receivables but shall bear the VKSTD Liabilities as reflected in the accounts of VKSTD as at the Effective Date;

                (b) VKHK shall be entitled to the MULCD Receivables but shall bear the MULCD Liabilities as reflected in the accounts of MULCD as at the Effective Date;

                (c) subject to Clause 6, the Purchaser shall be entitled to the VKSTD Receivables and MULCD Receivables but shall bear the VKSTD Liabilities and MULCD Liabilities accrued during the Management Period;

7.1.2 without prejudice to Clause 7.1.1, the Purchaser shall account to and pay the Vendors in full all VKSTD Inventory and MULCD Inventory ordered or paid by the PRC Companies prior to the Effective Date but received by or delivered to the PRC Companies on or after the Effective Date. For the avoidance of doubt, it is hereby agreed that Clause 3.3 shall not be applicable to the computation of the value of the inventories referred to herein and the Purchaser is required to account for such inventories, based on the full purchase price, ordered or paid by the PRC Companies;

7.1.3 for the purpose of Clauses 7.1.1 and 7.1.2, the Purchaser shall, with effect from the Effective Date, provide the Judicial Managers a monthly report on the status of the receivables and liabilities referred to in Clauses 7.1.1(a) and (b) and the inventories referred to in Clause 7.1.2, together with a statement from the General Manager of the respective PRC Companies certifying whether there is a net gain or net loss after effecting a contra of the payments received or made (as the case may be) by the PRC Companies in respect of the aforesaid receivables and liabilities during the reporting period, as well as the amount of the aforesaid inventories received by or delivered to the PRC Companies during the said period;

7.1.4 within fifteen (15) Business Days after the Judicial Managers' receipt of the report and statement under Clause 7.1.3, the Purchaser shall, if there is a net gain or inventory payment due to the Vendors, forthwith pay to the Judicial Managers the said net gain and/or inventory payment (as the case may be) and the Judicial Managers shall, if there is a net loss attributable to the Vendors, pay the Purchaser the said net loss; and

7.1.5 the Purchaser shall hold and shall procure the PRC Companies to hold the Excluded Assets to the order of the Vendors subject to such other arrangements that the Parties may agree regarding the storage and disposal of the said assets.

7.2 The Purchaser further undertakes to provide the Judicial Managers full and immediate access to the accounting records of the PRC Companies for purposes of verifying the report and statement referred to in Clause 7.1.3.

7.3 The Vendors shall be entitled to deduct from the Deposit and all sums payable by the Vendors to the Purchaser under this Agreement, any amounts due or owing from the Purchasers to the Vendors (including, without limitation, any amount that the Purchaser is required to indemnify or account to the Vendors pursuant to the terms of this Agreement).

7.4 The rights and obligations of the Parties under this Clause 7 shall survive the Completion and the termination of this Agreement.

8.              REPRESENTATIONS AND WARRANTIES

8.1 Each of VKS and VKHK represent and warrant to and for the benefit of the Purchaser and its successors in title as follows:-

8.1.1 subject to the approval under Clause 4.1 being obtained, they have or will on Completion Date, have the full power and capacity to enter into, exercise its rights and perform and comply with their respective obligations under this Agreement;

8.1.2 all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order: (a) to enable each of VKS and VKHK respectively to lawfully enter into, exercise their respective rights and perform and comply with their respective obligations under this Agreement; and (b) to ensure that such obligations are valid, legally binding and enforceable, have been taken, authorised, fulfilled and done;

8.1.3 subject to the approvals under Clause 4.1 being obtained, their respective obligations under this Agreement are or will be valid, binding and enforceable;

8.1.4 VKS will, on the Completion Date be the legal and beneficial owner of the VKSTD Equity Interest and that the VKSTD Equity Interest is or will at the Completion Date be free and clear from all claims, charges, trust, liens, equities and other encumbrances and that such VKSTD Equity Interest will be transferred to the Purchaser together with all rights, benefits and entitlements attached thereto on Completion Date in accordance with the terms of this Agreement;

8.1.5 VKHK will, on the Completion Date be the legal and beneficial owner of the MULCD Equity Interest and that the MULCD Equity Interest is or will at the Completion Date be free and clear from all claims, charges, trust, liens, equities and other encumbrances and that such MULCD Equity Interest will be transferred to the Purchaser together with all rights, benefits and entitlements attached thereto on Completion Date in accordance with the terms of this Agreement;

8.1.6 each of the foregoing provisions of this Clause 8.1 will be true and accurate in all respects as at Completion.

8.2 The Purchaser represents and warrants to and for the benefit of each of VKHK and VKS as follows:-

8.2.1 it has full power and capacity to enter into, exercise its rights and perform and comply with its obligations under this Agreement;

8.2.2 all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order: (a) to enable it to lawfully enter into, exercise its rights and perform and comply with its obligations under this Agreement; and (b) to ensure that such obligations are valid, legally binding and enforceable, have been taken, authorised, fulfilled and done;

8.2.3 its obligations under this Agreement are or will be valid, binding and enforceable;

8.2.4 it has or will on Completion Date have sufficient financial resources to make payment of the Price in full; and

8.2.5 each of the foregoing provisions of this Clause 8.2 will be true and accurate in all respects as at Completion.

8.3 Each of the representations and warranties in Clause 8.1 and Clause 8.2 shall be separate and independent and shall not be limited by anything in this Agreement and shall continue to have full force and effect notwithstanding Completion.

8.4 It is hereby acknowledged and confirmed that save for the representations and warranties made by the Vendors contained in this Agreement, the Vendors make no other representations and warranties in relation to PRC Companies or to themselves respectively or to their respective assets or to the assets of the PRC Companies or the VKSTD Equity Interest or the MULCD Equity Interest and the Purchaser hereby confirms that it has not relied on any such representations and warranties and has entered into this Agreement based on its own independent assessment of the PRC Companies.

9.              SEPARATE TRANSFER AGREEMENT

                The Parties hereby agree to execute a separate and simplified version of this Agreement in Chinese for purposes of submission to the relevant PRC government and/or other relevant authorities for the approval of the transfer of the Equity Interests as referred to in Clause 4.1.2 above, and the aforesaid agreement shall contain such terms and conditions as the Parties may agree.

10.             OWN EVALUATION

                The Purchaser acknowledges and confirms that it places no reliance on any discussions or presentations made by either VKHK or VKS and any of their directors, officers, auditors, employees, agents, advisers and other representatives (including the Judicial Managers) in relation to this Agreement or any matter in connection herewith.

11.             CONFIDENTIALITY

11.1 The Purchaser hereby acknowledges and confirms that the terms of the Confidentiality Undertaking shall remain binding upon it as if it were incorporated into this Agreement.

11.2 The Purchaser further acknowledges that it may from time to time be in possession of confidential information about the PRC Companies, VKS, VKHK and/or the Judicial Managers and hereby undertakes that it will use such confidential information solely for the purpose of this Agreement and that it shall not disclose whether directly indirectly to any person such information other than as may be required to carry out the purpose of this Agreement. Where such disclosure is made to any other person as aforesaid, the Purchaser shall ensure that such other person complies with this Clause.

11.3 In the event of termination of this Agreement, the Purchaser shall, upon the Vendors' request, promptly deliver to them or destroy (and give written notice to either of them of such destruction) all Confidential Information (including all copies thereof) in the Purchaser's possession or under its control.

11.4 The Purchaser hereby irrevocably and unconditionally undertakes to indemnify and hold harmless each of VKHK and VKS and any of their directors, officers, advisers and other representatives (including the Judicial Managers) from and against all and any liabilities, losses, damages, actions, claims, demands, proceedings, costs and expenses (including legal costs on a full indemnity basis in disputing or defending any of the foregoing) which any of such persons may incur or suffer pursuant to or in connection with any breach by the Purchaser or any of its directors, officers, employees, advisers or representatives of this Clause 11.

12.             RELEASE AND INDULGENCE

                Any liability of any Party under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given by it in its absolute discretion as regards the other Parties without in any way prejudicing or affecting its rights against such other Party. No failure to exercise and no delay in exercise on the part of any Party of any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any other rights or remedies (whether provided by law or otherwise).

13.             CONTINUING EFFECT OF AGREEMENT

                All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding completion of the transfer of the Equity Interests except in respect of those matters then already duly performed.

14.             SUCCESSORS AND ASSIGNS

                This Agreement shall be binding on and shall enure for the benefit of each Party's successors and permitted assigns. Any reference in this Agreement to each of the Parties shall be construed accordingly. None of the Parties may assign or transfer any of its rights and/or obligations under this Agreement to any person without the prior written consent of the other Parties.

15.             JUDICIAL MANAGERS

15.1            The Judicial Managers are hereby authorised by the Vendors:-

                (a) to receive the Price and all sums owing and payable to the Vendors under this Agreement; and

                (b) to discharge and satisfy all sums owing and payable by the Vendors under this Agreement,

                (c) to make any arrangement or enter into any compromise with the Purchaser in respect of this Agreement and the transactions contemplated herein;

                (d) to take or defend proceedings in the name of the Vendors and to negotiate, compromise, abandon and settle any claims and proceedings in respect of this Agreement and the transactions contemplated herein;

                (e) to demand, receive, give valid receipt for or discharge any of the foregoing; and

                (f) to do or cause to be done all such acts or things incidental to the exercise of the foregoing powers or as may be necessary for the transactions contemplated herein.

15.2 The Purchaser hereby acknowledges and confirms that the Judicial Managers are acting as agents for and on behalf of the Vendors in relation to this Agreement and all matters in connection herewith and that none of the Judicial Managers assumes any personal liability in relation to this Agreement or any other matter in connection herewith.

16.             TIME OF ESSENCE

                Time shall be of the essence of this Agreement, both as regards the dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the Parties, provided that any time prescribed by this Agreement for the performance by the Purchaser of its obligations under this Agreement may be extended by both of VKHK and VKS in their discretion until such time and subject to such conditions as they may deem fit.

17.             COSTS AND EXPENSES

                All expenses incurred by or on behalf of the Parties in connection with the negotiation, preparation and execution of this Agreement shall be borne solely by the Party which incurred them save that the Purchaser shall bear any goods and services tax, stamp duty or any other taxes imposed by any governmental, statutory or taxing authority in connection with this Agreement and the sale and purchase of the Equity Interests.

18.             NOTICES

                All notices, demands or other communications required or permitted to be given or made under or in connection with this Agreement shall be in writing and delivered personally or sent by prepaid registered post or by fax addressed to the intended recipient thereof at its address or fax number, and marked for the attention of such person (if any), set out under its name at the beginning of this Agreement (or to such other address or fax number as such Party may from time to time notify the other). Any such notice, demand or communication shall be deemed to have been duly served (if given or made by fax) immediately or (if given or made by letter) immediately if hand delivered or seven days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

19.             PARTIAL INVALIDITY

                If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any applicable law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

20.             GOVERNING LAW

                This Agreement shall be governed by, and construed in accordance with, the laws of Singapore and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore and waive any objection to proceedings in any such court on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.

21.             ENTIRE AGREEMENT

                This Agreement sets out the entire agreement and understanding between the Parties in connection with the matters dealt with herein. This Agreement supersedes any previous agreement (oral or otherwise) between the Parties in relation to the matter dealt with herein and represents the entire understanding between the Parties in relation thereto.

22.             COUNTERPARTS

                This Agreement may be executed and delivered in several counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement.

                                  SCHEDULE 1-1

                              FIXED ASSETS LISTING




                               Plant and Machinery

                                  SCHEDULE 1-2

                              FIXED ASSETS LISTING



                      Assets other than Plant and Machinery

                                  SCHEDULE 1-3

                                INVENTORY LISTING

                                  SCHEDULE 2-1

                             LIST OF EXCLUDED ASSETS



                             Assets on Hire Purchase

                                  SCHEDULE 2-2

                             LIST OF EXCLUDED ASSETS



                        Property owned by Related Parties

                                  SCHEDULE 2-3

                             LIST OF EXCLUDED ASSETS



                   Property owned by PRC Companies' customers

         IN WITNESS WHEREOF the Parties hereto have entered into this Agreement on the day and year first above written.

THE VENDORS:-


SIGNED by                          )
                                   )
for and on behalf of               )
VIKAY INDUSTRIAL LTD               )    /s/ THAM SAI CHOY
--------------------               )    ---------------------------------
(IN JUDICIAL MANAGEMENT)           )
in the presence of:-               )




SIGNED by                          )
                                   )
for and on behalf of               )
VIKAY INDUSTRIAL (HONG KONG) LTD   )    /s/ RICHARD HUI
--------------------------------   )    ---------------------------------
in the presence of:-               )





THE PURCHASER:-


SIGNED by                          )
                                   )
for and on behalf of               )
INTERNATIONAL DISPLAYWORKS. INC.   )    /s/ ANTHONY GENOVESE
--------------------------------   )    -----------------------------------
in the presence of:-               )